Exhibit 21

                            THERMO POWER CORPORATION

                         Subsidiaries of the Registrant


        At November 19, 1997, Thermo Power Corporation owned the following companies:

                                                 State or       Registrant's
                                               Jurisdiction         % of
    Name                                     of Incorporation     Ownership
    ---------------------------------------  ----------------   ------------
    NuTemp, Inc.                                  Illinois            100%
    Peek plc                                      Scotland             92
      Peek Data Limited                      England and Wales        100
      Peek Group Services Limited            England and Wales        100
        Dubilier Warminster Limited          England and Wales        100
        International Resistance Co Limited  England and Wales        100
        Minicircuits Limited                 England and Wales        100
      Peek International Limited             England and Wales        100
        Peek Corporation                          Delaware            100
         Brandt Instruments,Inc.                  Delaware            100
         Peek Traffic USA, Inc.                   Florida             100
         Peek Measurement, Inc.                    Texas              100
         Peek Traffic, Inc.                       Delaware            100
         Polysonics International, Inc.     U.S. Virgin Islands       100
         Saratec Measurement, Inc.                Florida             100
         Signal Control Company                   Delaware            100
         Signal Maintenance, Inc.                 Delaware            100
         Transyt Corporation                      Florida             100
        Peek Traffic GmbH                         Germany             100
        Peek International B.V.               The Netherlands         100
         Peek Traffic AB                           Sweden             100
         Peek Trafik a-s                          Denmark             100
         Peek Trafikk AS                           Norway             100
         Peek Traffic OY                          Finland             100
         Peek Traffic B.V.                    The Netherlands         100
           Peek Fleetlogic B.V.               The Netherlands         100
           Peek Traffic Projects B.V.         The Netherlands         100
         Peek Limited                            Hong Kong             85
           Peek Trafikk Sendirian Berhad          Malaysia            100
           Peek Traffic (Thailand) Limited        Thailand            100
           Sichuan Modern Control System
             Engineering Company Limited           China              41*
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                                                                   Exhibit 21

                            THERMO POWER CORPORATION

                   Subsidiaries of the Registrant (continued)


                                                 State or       Registrant's
                                               Jurisdiction         % of
    Name                                     of Incorporation     Ownership
    ---------------------------------------  ----------------   ------------
      Peek Investments Limited               England and Wales        100
        Dubilier America Inc.                     Delaware            100
        ACI Holdings, Inc.                        New York            100
      Peek Systems Limited                   England and Wales        100
        Sotwell Limited                      England and Wales        100
      Peek Technology Limited                England and Wales        100
        Peek Measurement Limited             England and Wales        100
         Peek Environmental Limited          England and Wales        100
         Sarasota Data Products Limited      England and Wales        100
         Sarasota Instrumentation Limited    England and Wales        100
        Peek Traffic Limited                 England and Wales        100
         GK Instruments Limited              England and Wales        100
         Sarasota Traffic Limited            England and Wales        100
         Streeteramet Limited                England and Wales        100
         Weighwrite Limited                  England and Wales        100
      Radley Services Limited                England and Wales        100
        Atest Electronics Limited            England and Wales        100
        Bartsign Limited                     England and Wales        100
        Greenpar Holdings Limited            England and Wales        100
        Helvetia Automatic Products Limited  England and Wales        100
        Peek Field Services Limited          England and Wales        100
        Peek Traffic Systems B.V.             The Netherlands         100
        Radley (1) Limited                   England and Wales        100
        Smartways Limited                    England and Wales        100
      Tollstar Limited                       England and Wales        100
    Takepine Limited                           United Kingdom         100
    Tecogen Securities Corporation              Massachusetts         100
    ThermoLyte Corporation                        Delaware             78


    * Participating interest